Exhibit 4.3

AMENDMENT NO. 1
TO
BORROWER’S SECURITY Agreement

This Amendment No. 1 to Borrower’s Security Agreement (this “Amendment”) is made as of February 7, 2007 by and among CaminoSoft Corp., a California corporation (“Borrower”), Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation, Renaissance US Growth Investment Trust PLC, a public limited company registered in England and Wales, US Special Opportunities Trust PLC (formerly BFS US Special Opportunities Trust PLC), a public limited company registered in England and Wales (collectively referred to herein as the “Lender”), and RENN Capital Group, Inc. (formerly Renaissance Capital Group, Inc.), a Texas corporation, as agent for Lender (“Agent”).

WHEREAS, the Borrower, Lender and Agent have entered into that certain Security Agreement dated as of July 19, 2004 (the “Agreement”) in connection with the issuance by Borrower of certain secured subordinated promissory notes to Lender.

WHEREAS, on or about the date hereof, Borrower will issue and deliver to Lender additional convertible promissory notes (the “New Notes”).

WHEREAS, Borrower, Lender and Agent desire to amend the Agreement to provide, among other things, that the New Notes shall be subject to and secured by the Agreement.

WHEREAS, capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Amendment and the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Borrower, Lender and Agent hereby agree as follows:

1.    Recital A of the Agreement is hereby amended and restated to read in its entirety as follows:

“A.    Lender, Borrower and Agent (or certain of them) have entered into those certain 7.00% Secured Subordinated Promissory Notes, dated July 19, 2004, and those certain Convertible Promissory Notes, dated February 7, 2007, and may hereafter enter into certain additional promissory notes, debentures or other evidences of indebtedness (any of the foregoing, the “Notes”).

2.    Recital B of the Agreement is hereby amended and restated to read in its entirety as follows:

“B.    Lender has required that Borrower grant a security interest in all of its assets as collateral for the loan and any other indebtedness, liabilities or obligations of Borrower to Lender, whether now existing or hereafter incurred (the “Obligations”). The Obligations shall also consist of payment of the costs and expenses of that sale or realization, including compensation to Lender’s agents and counsel, and all costs, expenses, liabilities, and advances made or incurred by Lender in connection therewith.”

3.    Except as expressly modified by this Amendment, all other terms and provisions of the Agreement shall be unaffected by this Amendment, and shall remain in full force and effect, and are hereby ratified and confirmed.

4.    This Amendment shall be governed and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to the conflicts of laws provisions thereof, and the applicable laws of the United States.

5.    This Amendment may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

6.    A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment on the day, month and year first set forth above.

Borrower:

CaminoSoft Corp.

By:
Michael Skelton Chief Executive Officer

Lender:

Renaissance Capital Growth & Income Fund III, Inc.

By:
Russell Cleveland President

Renaissance US Growth Investment Trust PLC

By: RENN Capital Group, Inc. Its: Investment Manager

By:
Russell Cleveland President

US Special Opportunities Trust PLC

By: RENN Capital Group, Inc. Its: Investment Adviser

By:
Russell Cleveland President

AGENT:

RENN Capital Group, Inc.

By:
Russell Cleveland President